                                                                  Exhibit (d)(2)


                                             December 22, 2006




Aston Asset Management LLC
161 North Clark Street, 12th Floor
Chicago, IL 60601

      Re: Investment Advisory Agreement with Aston Asset Management LLC dated November 30, 2006 (the "Investment Advisory Agreement")

Ladies and Gentlemen:

      Pursuant to the Investment Advisory Agreement, we are hereby providing notification of two new series of the Aston Funds to be called "Aston/ABN AMRO International Fund" and "Aston/Optimum Large Cap Opportunity Fund" (the "New Series"). Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series.

By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

                                        ASTON FUNDS


                                        By:
                                               ---------------------------------
                                        Name:  Kenneth C. Anderson
                                        Its:   President


Accepted this 26th day of December, 2006.


ASTON ASSET MANAGEMENT LLC


By:
       ---------------------------------
Name:  Kenneth C. Anderson
Its:   President

                                                                  Exhibit (d)(2)


                                   SCHEDULE A


FUND                                                 EFFECTIVE DATE         INITIAL TERM
----                                                 --------------         ------------
Aston Balanced Fund                                November 30, 2006       December 31, 2007
Aston Value Fund                                   November 30, 2006       December 31, 2007
Aston/ABN AMRO Growth Fund                         November 30, 2006       December 31, 2007
Aston/ABN AMRO High Yield Bond Fund                November 30, 2006       December 31, 2007
Aston/ABN AMRO Mid Cap Growth Fund                 November 30, 2006       December 31, 2007
Aston/McDonnell Municipal Bond Fund                November 30, 2006       December 31, 2007
Aston/ABN AMRO Real Estate Fund                    November 30, 2006       December 31, 2007
Aston/Montag & Caldwell Balanced Fund              November 30, 2006       December 31, 2007
Aston/Montag & Caldwell Growth Fund                November 30, 2006       December 31, 2007
Aston/Optimum Mid Cap Fund                         November 30, 2006       December 31, 2007
Aston/River Road Dynamic Equity Income Fund        November 30, 2006       December 31, 2007
Aston/River Road Small Cap Value Fund              November 30, 2006       December 31, 2007
Aston/TAMRO Large Cap Value Fund                   November 30, 2006       December 31, 2007
Aston/TAMRO Small Cap Fund                         November 30, 2006       December 31, 2007
Aston/TCH Fixed Income Fund                        November 30, 2006       December 31, 2007
Aston/TCH Investment Grade Bond Fund               November 30, 2006       December 31, 2007
Aston/Veredus Aggressive Growth Fund               November 30, 2006       December 31, 2007
Aston/Veredus SciTech Fund                         November 30, 2006       December 31, 2007
Aston/Veredus Select Growth Fund                   November 30, 2006       December 31, 2007
Aston/ABN AMRO International Fund                  December 26, 2006       December 31, 2007
Aston/Optimum Large Cap Opportunity Fund           December 26, 2006       December 31, 2007

                                                                  Exhibit (d)(2)


                                   SCHEDULE B


FUND                                                          ANNUAL FEE RATE
----                                                          ---------------
Aston Balanced Fund                              0.70% of the Fund's average daily net assets
Aston Value Fund                                 0.80% of the Fund's average daily net assets
Aston/ABN AMRO Growth Fund                       0.70% of the Fund's average daily net assets
Aston/ABN AMRO High Yield Bond Fund              0.45% of the Fund's average daily net assets
Aston/ABN AMRO Mid Cap Growth Fund               0.80% of the Fund's average daily net assets
Aston/McDonnell Municipal Bond Fund              0.60% of the Fund's average daily net assets
Aston/ABN AMRO Real Estate Fund                  1.00% of the Fund's average daily net assets
Aston/Montag & Caldwell Balanced Fund            0.75% of the Fund's average daily net assets
Aston/Montag & Caldwell Growth Fund              0.80% for the first $800 million
                                                 0.60% over $800 million
Aston/Optimum Mid Cap Fund                       0.80% for the first $100 million
                                                 0.75% for the next $300 million
                                                 0.70% over $400 million
Aston/River Road Dynamic Equity Income Fund      0.70% of the Fund's average daily net assets
Aston/River Road Small Cap Value Fund            0.90% of the Fund's average daily net assets
Aston/TAMRO Large Cap Value Fund                 0.80% of the Fund's average daily net assets
Aston/TAMRO Small Cap Fund                       0.90% of the Fund's average daily net assets
Aston/TCH Fixed Income Fund                      0.55% of the Fund's average daily net assets
Aston/TCH Investment Grade Bond Fund             0.50% of the Fund's average daily net assets
Aston/Veredus Aggressive Growth Fund             1.00% of the Fund's average daily net assets
Aston/Veredus SciTech Fund                       1.00% of the Fund's average daily net assets
Aston/Veredus Select Growth Fund                 0.80% of the Fund's average daily net assets
Aston/ABN AMRO International Fund                1.00% of the Fund's average daily net assets
Aston/Optimum Large Cap Opportunity Fund         0.80% of the Fund's average daily net assets